Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BiomX Inc. of our report dated February 19, 2026 relating to the financial statements, which appears in BiomX Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 10, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited